Quantum TECHNOLOGIES P R E S S R E L E A S E

I N V E S T O R R E L A T I O N S:

Dale Rasmussen

Phone (206) 315-8242

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Phone (949) 399-4500

Fax (949) 399-4600

www.qtww.com

Nasdaq: QTWW

Quantum Technologies Completes Acquisition of Schneider Power

IRVINE, CALIFORNIA and TORONTO, ONTARIO--(April 20, 2010) - Quantum Fuel Systems Technologies Worldwide Inc. (NASDAQ: QTWW) ("Quantum") and Schneider Power Inc. (TSX VENTURE: SNE) ("Schneider Power") announced today the completion of their previously announced plan of arrangement under the Ontario Business Corporations Act pursuant to which Quantum acquired all of the issued and outstanding capital stock of Schneider Power. Following completion of the plan of arrangement, Jonathan Lundy, a former director and officer of Schneider Power, was appointed to Quantum's board of directors.

The business combination merges Schneider Power's wind and solar power generation development portfolio with Quantum's world-leading alternative fuel and solar power technologies to create a fully integrated renewable energy company. The combined portfolio will encompass products that enable energy efficient utilization in hybrid and fuel cell vehicles to solar module manufacturing and clean electricity generation for North American consumers.

Alan Niedzwiecki, President and CEO of Quantum, commented: "This acquisition creates a progressive, growth focused alternative energy company. We are excited about the upside potential Schneider Power brings to Quantum. The addition of Schneider's wind and solar renewable power projects is a significant step in our business strategy to become a more diverse alternative energy company. We welcome Mr. Lundy to our board of directors. His extensive experience in renewable energy will be of tremendous value to our board and stockholders."

About Quantum:

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum's portfolio of technologies includes electronic controls, hybrid electric drive systems, hydrogen storage and metering systems and alternative fuel vehicle technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum's powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, natural gas, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum's customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

Schneider Power Inc., a wholly owned subsidiary of Quantum, is one of Canada's premier renewable energy companies, with a portfolio in excess of 1,000 MW of clean electricity generation development projects and advanced exploration projects located across two continents, and large land positions on the most promising and prospective wind and solar power areas in North America and the Caribbean.

More information can be found about Quantum's products and services at http://www.qtww.com/.

Forward Looking Statements

This press release contains "forward-looking statements." Statements about the future expectations, beliefs, goals, plans, or prospects expressed by the management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact including statements containing the words "will," "believes," "plans," "anticipates," "expects," "estimates," and similar expressions should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the failure to realize the synergies and other perceived advantages resulting from the acquisition, the ability to effectively and efficiently integrate the businesses, competitive conditions in the industry; business cycles affecting the markets in which the companies conduct business, and economic conditions generally. Forward-looking statements are based on the beliefs, opinions, and expectations of management at the time they are made, and Quantum does not assume any obligation to update any forward-looking statements.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

Email:  DRasmussen@qtww.com

+1-206-315-8242

©2010 Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road, Irvine, CA 92614

Phone 949-399-4500  Fax 949-399-4600